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                                                                EXHIBIT 10.10(b)

                               SECOND AMENDMENT TO
                      REFINERY PURCHASE AND SALE AGREEMENT
                            AND INDEMNITY AGREEMENT

     This SECOND AMENDMENT TO REFINERY PURCHASE AND SALE AGREEMENT AND INDEMNITY AGREEMENT dated as of October 10, 2005 (the "Second Amendment") by and among LA GLORIA OIL AND GAS COMPANY, now known as TYLER HOLDING COMPANY, INC., as "Seller" and DELEK REFINING, LTD., DELEK PIPELINE TEXAS, INC. and DELEK LAND TEXAS, INC., as "Buyers".

                                   WITNESSETH:

     WHEREAS, Seller and Buyers entered into that certain Refinery Purchase and Sale Agreement dated as of March 14, 2005 (the "Original Agreement"), pursuant to which Seller agreed to sell to Buyers and Buyers agreed to purchase from Seller, among other assets, an oil refinery located in the City of Tyler, Smith County, Texas; and

     WHEREAS, the Original Agreement was amended by that certain Amendment to Refinery Purchase and Sale Agreement dated as of April 29, 2005, by and among Seller and Buyers (the "First Amendment"); and

     WHEREAS, at the request of Buyers, Crown Central LLC, a Maryland limited liability company ("Crown"), the direct or indirect parent limited liability company of Seller, has entered into an Audit Agreement of even date herewith (the "Audit Agreement") with Delek US Holdings, Inc. pursuant to which Crown has agreed to cooperate with Delek US Holdings, Inc. in allowing a certain audit of Crown's financial statements for the calendar year ending December 31, 2002 to date; and


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     WHEREAS, as partial consideration for and as a condition precedent to entering into such Audit Agreement, Crown has required the execution of this Second Amendment by the parties hereto. (Capitalized terms otherwise not defined herein shall have the respective meanings ascribed thereto in the Original Agreement.)

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Original Agreement, as heretofore amended by the First Amendment (as so amended, the "Amended Agreement") is hereby further amended as follows:

          (a) The term "Agreement" as set forth in the preamble to the Original Agreement is hereby amended to mean the Original Agreement, as amended by the First Amendment and by this Second Amendment.

          The term "Unqualified Audit Opinion" shall mean an opinion from Delek US Holdings, Inc.'s outside auditor that expresses no material concerns about the financial information from Crown that relates to the Assets transferred to the Buyers and that is incorporated into any financial documents prepared for the initial public offering of Delek US Holdings, Inc. It is understood by the Parties hereto that the outside auditor intends to perform a "review" rather than a full audit of Crown's financial information for the period from January 1, 2005 to March 31, 2005.

          The term "Seller's Specifically Retained Liabilities" means: (i) the Retained Environmental Liabilities other than Retained Remediation Costs; (ii) the Pre-Closing Liabilities; (iii) claims made by Buyers arising


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          out of a breach of the representations and warranties specified in
          Sections 4.1 (a), 4.1(b), 4.1(c), 4.1(m) and 4.1(o); (iv) all Covered
          Liabilities arising under or in connection with any Excluded Assets; and (v) all Taxes to the extent indemnified against under Section 15.1(b).

          (b) Section 9.14(a) of the Amended Agreement is hereby deleted and replaced with the following:

               "Subject to the terms and conditions set forth in this Section 9.14, on the Closing Date Buyers shall cause a portion of the Adjusted Purchase Price in the amount of $5,000,000.00 (the "Closing Deposit") to be deposited with the Escrow Agent pursuant to the terms and provisions of an escrow agreement by and among Buyers, Seller and the Escrow Agent substantially in the form attached hereto as EXHIBIT 9.14 (the "Closing Deposit Escrow Agreement"). For income tax purposes, Seller shall include in its income any interest, dividends and other amounts earned on the Closing Deposit ("Closing Deposit Escrow Earnings") prior to disbursement of the Closing Deposit to Seller. The Closing Deposit shall be held and distributed by the Escrow Agent in accordance with the terms and provisions of the Closing Deposit Escrow Agreement. If the Closing occurs, Buyers agree to provide written notice to Seller of any intent to withdraw from the Closing Deposit to satisfy any claims of Buyers for indemnification under Section 15.1 of this Agreement; and if Seller fails, within thirty


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               (30) days following receipt of such notice from Buyers, to provide joint written instructions to the Escrow Agent to allow Buyers to withdraw such funds from the Closing Deposit, then Buyers may submit the dispute to be resolved by dispute resolution set forth in Section 16.12. On the date of any distribution to Seller by the Escrow Agent of funds from the Closing Deposit, the Escrow Agent shall distribute to Seller the Closing Deposit Escrow Earnings on such distribution. Except for Seller's Specifically Retained Liabilities (as defined herein), Seller's liability for indemnification under Section 15.1 and for any other liability under this Agreement, whether for breach of contract, breach of warranty, liability for indemnity or any other liability under this Agreement, is limited to the Closing Deposit and otherwise shall be non-recourse to Seller.

               In addition, if Delek US Holdings, Inc. receives an Unqualified Audit Opinion (as defined herein), and subject to and in accordance with the provisions of the Closing Deposit Escrow Agreement, the Closing Deposit shall be distributed to Seller in installments at the indicated times, as follows:

                    (i) upon the date of issuance of an Unqualified Audit
               Opinion by Delek US Holdings, Inc.'s external auditor of the financial statements of Crown pertaining to operation of the Assets transferred to the Buyers pursuant to the Agreement for calendar


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               year 2002, calendar year 2003, calendar year 2004, and the period from January 1, 2005 to March 31, 2005 (the "Audit Period") an amount equal to the positive difference if any, of $3,000,000 minus the sum of (x) all Distributions, if any, made prior to such date and (y) the aggregate dollar amount of all Unresolved Buyer Claims, if any, existing as of such date; and

                    (ii) upon the earlier to occur of (1) April 1, 2006 (or the date upon which Delek US Holdings, Inc. receives an Unqualified Audit Opinion if no Unqualified Audit Opinion is received by April 1, 2006) or (2) the date upon which Delek US Holdings, Inc. shall issue shares of stock to the public pursuant to an initial public offering of securities, an amount equal to the positive difference, if any, of $5,000,000.00 minus the sum of (x) all Distributions, if any, made prior to such date (including, without limitation, those made pursuant to subparagraph (i) above) and (y) the aggregate dollar amount of all Unresolved Buyer Claims, if any, existing as of such date."

          (c) Section 9.15(a) of the Amended Agreement is hereby deleted and replaced with the following:

               "Subject to the terms and conditions set forth in this Section 9.15, on the Closing Date Buyers shall cause the amount of $5,000,000.00 (the "Buyer Deposit") to be deposited with the


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               Escrow Agent pursuant to the terms and provisions of an escrow agreement by and among Buyers, Seller and the Escrow Agent substantially in the form attached hereto as Exhibit 9.15 (the "Buyer Deposit Escrow Agreement"). For income tax purposes, Refinery Buyer shall include in its income any interest, dividends and other amounts earned on the Buyer Deposit. The Buyer Deposit shall be held and distributed by the Escrow Agent in accordance with the terms and provisions of the Buyer Deposit Escrow Agreement. If the Closing occurs, Seller agrees to provide written notice to Buyers of any intent to withdraw from the Buyer Deposit to satisfy any claims of Seller for indemnification under
               Section 15.2 of this Agreement; and if Buyers fail, within thirty
               (30) days following receipt of such notice from Seller, to provide joint written instructions to the Escrow Agent to allow Seller to withdraw such funds from the Buyer Deposit, then Seller may submit the dispute to be resolved by dispute resolution set forth in Section 16.12.

               In addition, if Delek US Holdings, Inc. receives an Unqualified Audit Opinion, and subject to and in accordance with the provisions of the Buyer Deposit Escrow Agreement, the Buyer Deposit shall be distributed to Buyers in installments, at the indicated times, as follows:


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                    (i) upon the date of issuance of an Unqualified Audit
               Opinion by Delek US Holdings, Inc.'s external auditor of the financial statements of Crown pertaining to operation of the Assets transferred to Buyers pursuant to the Agreement for the Audit Period, an amount equal to the positive difference if any, of $3,000,000.00 minus the sum of (x) all Distributions, if any, made prior to such date and (y) the aggregate dollar amount of all Unresolved Seller Claims, if any, existing as of such date; and

                    (ii) upon the earlier to occur of (1) April 1, 2006 (or the date upon which Delek US Holdings, Inc. receives an Unqualified Audit Opinion if no Unqualified Opinion is received by April 1,
               2006) or (2) the date upon which Delek US Holdings, Inc. shall issue shares of stock to the public pursuant to an initial public offering of securities, an amount equal the positive difference, if any, of $5,000,000.00 minus the sum of (x) all Distributions, if any, made prior to such date (including, without limitation, those made pursuant to subparagraph (i) above) and (y) the aggregate dollar amount of all Unresolved Seller Claims, if any, existing as of such date."


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          (d) Section 15.4 is hereby amended by adding new subsection (f) as follows:

               "(f) Notwithstanding anything herein provided to the contrary and specifically excluding the Seller's Specifically Retained Liabilities, Seller's liability under this Agreement for breach of covenant, breach of warranty, liability for indemnity or any other liability under this Agreement, shall be limited to the Closing Deposit and Buyers agree to look solely to such Closing Deposit for satisfaction of all such obligations and liabilities of Seller under this Agreement (other than the Seller's Specifically Retained Liabilities). At such time as the Closing Deposit is fully distributed to Seller pursuant to Section 9.14(a), Seller shall be released from, and have no further liability to, Buyers for any breach of covenant, breach of warranty, liability for indemnity or any other liability under this Agreement except for the Seller's Specifically Retained Liabilities.

          (e) Section 16.12 is hereby amended by adding a subsection (d) at the end thereof as follows:

               "(d) Notwithstanding anything in this Agreement appearing to the contrary and specifically excluding Seller's Specifically Retained Liabilities as to which Seller shall be and remain fully


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               liable, any arbitration award against Seller for a monetary amount shall be collectable only from the Closing Deposit.

          (f) Incidental to the execution and delivery of this Second Amendment and payment of the First Installment Fee described in Section 5 of the Audit Agreement, Seller shall assign to Delek Refining, Ltd. and Delek Refining Ltd. shall assume all rights and obligations of Seller under the following:

               the portion of Crown's membership status and interest in an API-sponsored fuel and fuel additives testing consortium pertaining to La Gloria Oil and Gas Company's Tyler, Texas refinery governed by "Agreement for the Conduct and Funding of a Test Program for Fuels and Fuel Additives Under Sections 211(b) and (e) of the Clean Air Act", "Subscription Agreement for the Conduct and Funding of a Test Program for the Non-baseline Fuel Group for Ethyl Tertiary Butyl Ether (ETBE) Under Sections 211(b) and (e) of the Clean Air Act", "Subscription Agreement for the Conduct and Funding of a Test Program for the Non-baseline Fuel Group for Ethanol Under Sections 211(b) and (e) of the Clean Air Act", "Subscription Agreement for the Conduct and Funding of a Test Program for the Non-baseline Fuel Group for Methyl Tertiary Butyl Ether (MTBE) Under Sections 211(b) and (e) of the Clean Air Act", "Subscription Agreement for the Conduct and Funding of a Test Program for the Non-baseline Fuel Group for Tertiary Amyl Methyl Ether (TAME) Under Sections 211(b) and (e) of the


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               Clean Air Act", and "Petroleum & Allied Industry Agreement for
               the Conduct and Funding of a Voluntary Test Program for Petroleum High Production Volume Chemicals", insofar and only insofar as such agreements and memberships relate to the Tyler, Texas refinery sold by Seller to Buyers pursuant to the Amended Agreement. Seller represents and warrants to Buyers that: (a) the foregoing documents, rights and obligations are fully assignable without consent (or that consent has been obtained) and (b) it has furnished the Buyers with true and correct copies of each of the foregoing documents inclusive of any amendments, exhibits, schedules and consents to assignments thereto.

          (g) The Seller and Buyers agree to execute any further documents including, without limitation, amendments to the Escrow Agreements attached as Exhibits 9.14 and 9.15 to the Agreement, and do all other acts necessary to fully effectuate the terms and provisions of this Second Amendment.

     2. Except as modified and amended hereby, the Amended Agreement shall continue in full force and effect and Seller and Buyers ratify and confirm the Amended Agreement as modified and amended hereby.


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     IN WITNESS WHEREOF, this Second Amendment is executed in multiple counterparts, all of which shall be considered one and the same agreement, as of the date first above written.

TYLER HOLDING COMPANY, INC.,            DELEK REFINING, LTD.
FORMERLY KNOWN AS LA GLORIA OIL
AND GAS COMPANY


By: /s/ Paul J. Ebner                       /s/ Uzi Yemin
    ---------------------------------       ------------------------------------
Name: Paul J. Ebner                     By: Uzi Yemin, President & CEO of
Title: President                            General Partner Delek U.S. Refining
                                            GP, LLC


                                        By: /s/ Assi Ginzburg
                                            ------------------------------------
                                        Name: Assi Ginzburg
                                        Title: VP


DELEK PIPELINE TEXAS, INC.              DELEK LAND TEXAS, INC.


    /s/ Uzi Yemin                           /s/ Uzi Yemin
    ---------------------------------       ------------------------------------
By: Uzi Yemin, President & CEO          By: Uzi Yemin, President & CEO


By: /s/ Assi Ginzburg                   By: /s/ Assi Ginzburg
    ---------------------------------       ------------------------------------
Name: Assi Ginzburg                     Name: Assi Ginzburg
Title: VP                               Title: VP


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